EXHIBIT 4.1

COMMON STOCK NUMBER JET 13845	[CORPORATE LOGO] CALIFORNIA MICRO DEVICES CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA	COMMON STOCK SHARES [ ] CUSIP 130439 10 2
THIS CERTIFIES THAT SPECIMEN IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE, OF

CALIFORNIA MICRO DEVICES CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the By-Laws of the Corporation and any amendments thereof, to all of which the holder of this Certificate, by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

OFFICER’S SIGNATURE	[SEAL OF CALIFORNIA MICRO DEVICES CORPORATION]	OFFICER’S SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common COM PROP — as community property	UNIF GIFT MIN ACT —______________ Custodian _______________
(Cust) (Minor)
under Uniform Gifts to Minors Act _______________________ (State)
UNIF TRF MIN ACT —_______________ Custodian (Until age _______)
(Cust)
____________ under Uniform Transfers
(Minor)
to Minors Act ___________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________________

X ____________________________________________________________________

X ____________________________________________________________________

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By  ____________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,

STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN

APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain “Rights” as set forth in a Rights Agreement between California Micro Devices Corporation (the “Company”) and Mellon Investor Services LLC (the “Rights Agent”) dated as of September 24, 2001 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights “Beneficially Owned” by “Acquiring Persons” (as such terms are defined in the Rights Agreement) or certain related parties as well as subsequent holders of such Rights, may become null and void.